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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Community First Bankshares, Inc. (Exact name of registrant as specified in its charter)	CFB Capital III (Exact name of registrant as specified in its trust agreement)
Delaware (State of incorporation or organization)	Delaware (State of incorporation or organization)
46-0391436 (I.R.S. Employer/Identification No.)	Applied For (I.R.S. Employer/Identification No.)
520 Main Avenue Fargo, North Dakota (Address of principal executive offices)	520 Main Avenue Fargo, North Dakota (Address of principal executive offices)
58124-0001 (Zip Code)	58124-0001 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:        None

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

        If this form relates to a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

        Securities Act registration statement file number to which this form relates: 333-83240, 333-83240-03.

        Securities to be registered pursuant to Section 12(g) of the Act:

    Title of class

    CFB Capital III 8.125% Cumulative Capital Securities
    (and the Guarantee by Community First
    Bankshares, Inc. with respect thereto)

Item 1.    Description of Registrant's Securities to be Registered.

        The information relating to the securities CFB Capital III (the "Trust") and Community First Bankshares, Inc. (the "Company") (the Trust and the Company are referred to herein as the "Registrants") required by Item 202 of Regulation S-K is hereby incorporated by reference to the information presented under the captions "Description of Capital Securities," "Description of the Guarantee," "Description of the Junior Subordinated Debentures," and "Relationship among the Capital Securities, the Junior Subordinated Debentures and the Guarantee" in the prospectus included in the Registration Statement on Form S-3 (Registration No.'s 333-83240 and 333-83240-03) filed with the Commission on February 22, 2002, as amended on March 13, 2002 (the "Registration Statement"), and the same sections in the Prospectus dated March 14, 2002, and Prospectus Supplement dated March 21, 2002, expected to be filed shortly pursuant to Rule 424(b) under the Securities Act of 1933, which are deemed to be incorporated by reference herein.

Item 2.    Exhibits.

4.1	Specimen Capital Security Exhibit (included as part of Exhibit 4.19 to the Registration Statement).
4.2	Specimen Junior Subordinated Debenture (included as part of Exhibit 4.15 to the Registration Statement).
4.3	Trust Agreement of CFB Capital III (included as Exhibit 4.14(a) to the Registration Statement).
4.4
Form of Amended and Restated Trust Agreement among the Company, Wilmington Trust Company, as Property Trustee, Wilmington Trust Company as Delaware Trustee, and the Administrative Trustees named therein (included as Exhibit 4.18 to the Registration Statement).
4.5	Form of Junior Subordinated Indenture between the Company and Wilmington Trust Company, as Property Trustee (incorporated by reference to Exhibit 4.15 to the Registration Statement).
4.6	Form of Capital Securities Guarantee Agreement between the Company and Wilmington Trust Company, as Guarantee Trustee, (included as Exhibit 4.20 to the Registration Statement).
4.7	Certificate of Trust of CFB Capital III (incorporated by reference to Exhibit 4.17(a) to the Registration Statement).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized.

COMMUNITY FIRST BANKSHARES, INC.
Dated: March 21, 2002
/s/ MARK A. ANDERSON Mark A. Anderson, Chief Executive Officer
Dated: March 21, 2002	CFB CAPITAL III
	By:	Community First BankShares, Inc. as Depositor
		By:	/s/ THOMAS R. ANDERSON Thomas R. Anderson Executive Vice President and Treasurer

EXHIBIT INDEX

4.1	Specimen Capital Security Exhibit (included as part of Exhibit 4.19 to the Registration Statement).
4.2	Specimen Junior Subordinated Debenture (included as part of Exhibit 4.15 to the Registration Statement).
4.3	Trust Agreement of CFB Capital III (included as Exhibit 4.14(a) to the Registration Statement).
4.4
Form of Amended and Restated Trust Agreement among the Company, Wilmington Trust Company, as Property Trustee, Wilmington Trust Company as Delaware Trustee, and the Administrative Trustees named therein (included as Exhibit 4.18 to the Registration Statement).
4.5	Form of Junior Subordinated Indenture between the Company and Wilmington Trust Company, as Property Trustee (incorporated by reference to Exhibit 4.15 to the Registration Statement).
4.6	Form of Capital Securities Guarantee Agreement between the Company and Wilmington Trust Company, as Guarantee Trustee, (included as Exhibit 4.20 to the Registration Statement).
4.7	Certificate of Trust of CFB Capital III (incorporated by reference to Exhibit 4.17(a) to the Registration Statement).

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE
EXHIBIT INDEX